Exhibit 10.38
*** OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTION 240.24b-2
MANUFACTURING PREPARATION AND SERVICES AGREEMENT
(“Agreement”)
effective as of this 10th day of June 2016 (the “Effective Date”), by and between

PALATIN TECHNOLOGIES, INC.
4-B Cedar Brook Drive
Cranbury, New Jersey 08512
U.S.A.

(“Palatin”)

and

CATALENT BELGIUM S.A.
Rue Font. St. Landry
10 Parc Mercator B-1120
Neder over Heembeek
Belgium

(“Catalent”)

WHEREAS, Palatin is engaged in the development, marketing and sales of pharmaceutical products;
WHEREAS, Catalent is a company engaged in the processing and supply of pharmaceutical products holding the necessary manufacturing licenses and permits in this respect;
WHEREAS, it is necessary for Catalent (itself or through its Affiliates) to upgrade its manufacturing capacity and infrastructure to provide certain services in relation to the manufacture of the Product (as further defined herein) subject to this Agreement and to reserve certain manufacturing capacity on its upgraded facilities;
WHEREAS, Palatin also wishes to entrust Catalent (itself or through its Affiliates) to perform certain Services (as further defined herein) in relation to the Product and Catalent agrees to perform such Services in accordance with the terms of this Agreement;
WHEREAS, Catalent and Palatin have entered into that certain Binding Terms for Incorporation into a Capital and a Commercial Supply Agreement, dated April 1, 2016 (the “Binding Terms”), which Binding Terms shall be superseded in its entirety by this Agreement and the Supply Agreement (as defined hereafter).
NOW THEREFORE, in consideration of the foregoing premises and the following mutual covenants and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.
DEFINITIONS AND GENERAL
1.1
The following terms shall, unless the context otherwise requires, have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:
“Affiliate” means (a) with respect to Palatin, any corporation or other business entity that, directly or indirectly, is controlled by, controls, or is under common control with Palatin; and (b) with respect to Catalent, Catalent, Inc. and any corporation or other business entity controlled, directly or indirectly, by Catalent Pharma Solutions, Inc. For such purposes, “control” means the direct or indirect ownership of at least fifty percent (50%) of the voting interest in such corporation or other entity or the power in fact to control the management directions of such entity.
“Catalent CAPEX Expenditures” has the meaning set forth in Section 3.1.
“Change of Control” means, with respect to a party: (a) any merger, reorganization, consolidation, or other business combination of such party with a third party that results in the voting securities of such party outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization, consolidation, or other business combination; (b) a third party becoming the beneficial owner of fifty percent (50%) or more of the combined voting power of such party in a single transaction or series of related transactions; or (c) the sale, transfer, exchange or other disposition to a third party of all or substantially all of a party’s assets or business relating to this Agreement (whether alone or in connection with a sale, transfer, exchange or other disposition of other assets or businesses of such party).
“Facility” means Catalent’s facility in Brussels, Belgium or such other Catalent facility as mutually agreed by the parties.
“GMP Space Reservation Fee” means the amount owed by Palatin to Catalent for access to Catalent’s *** resources *** and for reservation of the applicable part of the Facility space pursuant to the terms of this Agreement, which amount shall total ***.
“Manufacturing Preparation” has the meaning given in Section 2.1.
“Manufacturing Preparation Plan” means the plan as detailed in ANNEX 1.
“Product” means the proprietary Palatin product containing the active pharmaceutical ingredient, bremelanotide.
“Supply Agreement” means that certain agreement covering the commercial manufacturing and supply of the Product between Catalent and Palatin of even date herewith.
“Services” has the meaning given in Section 2.2.
“Term” has the meaning given in Section 4.1.
1.2
All monetary amounts are expressed in this Agreement in Euros (EUR), the official currency of the euro area with the exception of the amount set forth in Section 3.4(iii), which amount is expressed in United States Dollars.
1.3
The division of this Agreement into sections, subsections and Annexes and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a section or an annex refers to the specified Section or ANNEX to this Agreement. In this Agreement, the terms “this Agreement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Agreement.

1.4
Except as otherwise expressly provided herein or unless the context otherwise requires, all references to the singular shall include the plural and vice versa.
1.5
Any reference herein to a “day” (including “week”) shall be references to a business day, excluding any Saturday, Sunday or public holiday (in the country or countries in which Palatin or Catalent or the Facility are physically located).
1.6
Catalent may delegate certain activities hereunder to its Affiliates and Palatin hereby agrees to such delegation subject to the following sentence: Catalent hereby agrees that regardless of such delegation, Catalent shall remain fully liable for the performance of its obligations under this Agreement by its Affiliate(s) to the same extent as if Catalent had performed or failed to perform its obligations under this Agreement.
2.
MANUFACTURING PREPARATION AND SERVICES
2.1
Catalent shall have available all necessary manufacturing equipment and infrastructure at the Facility (collectively, “Manufacturing Preparation”) in accordance with the Manufacturing Preparation Plan as set out in ANNEX 1 to manufacture and supply the Product to Palatin pursuant to the terms of the Supply Agreement.
2.2
Catalent shall take all actions necessary to make available the Manufacturing Preparation for the Products at the Facility in accordance with the Manufacturing Preparation Plan (the “Services”). Catalent shall provide the Services in a timely manner in accordance with the estimated timelines set forth in ANNEX 1 or such other timelines as the parties agree upon in writing. If either party anticipates that certain timelines of the Manufacturing Preparation Plan may not be met, then it shall notify the other party as soon as reasonably practicable. Within *** of receipt of such notice, the parties shall meet to discuss in good faith and find an appropriate course of action to remedy the situation.
Catalent shall provide the Services in conformance with that level of care and skill ordinarily exercised by other professionals in similar circumstances and in compliance with all applicable laws and regulations.
2.3
Catalent shall have sole legal title to the Facility and any improvements thereto and the Manufacturing Preparation and the right to use it for any other purposes and customers at its own discretion, subject to the right of Palatin and its Affiliates to have priority for the use of the Manufacturing Preparation pursuant to the terms of the Supply Agreement, and provided that Catalent supplies Palatin with Product as set out in the Supply Agreement. Catalent shall be solely responsible for maintenance and repair of the Manufacturing Preparation, if and as needed.
2.4
Catalent shall send to Palatin a written *** report describing the progress of each event of the Manufacturing Preparation Plan set forth in ANNEX 1. Catalent shall inform Palatin about significant accomplished phases and completed equipment and infrastructure build-outs of the Manufacturing Preparation Plan.
2.5
Catalent shall at all times use its commercially reasonable efforts to minimize the costs associated with the implementation of the Manufacturing Preparation. Catalent will provide an initial cost overview as set forth in ANNEX 1. In case such cost overview shows significant variations (more than ***) from the cost anticipated by both parties for the implementation of the Manufacturing Preparation as set forth in the initial cost overview in ANNEX 1, the parties shall agree in good faith on the allocation of such cost variation.

2.6
Catalent shall perform the Services in a transparent manner and provide Palatin such information regarding the Services and the Manufacturing Preparation as Palatin may reasonably request from time to time, including providing copies of relevant documentation with respect to the Manufacturing Preparation set up and the fees and costs associated therewith. Palatin shall have the right to inspect the Facility, subject to any confidentiality obligations that Catalent has in relation to other customers, and the activities being performed in connection with the Services and/or the Manufacturing Preparation Plan upon giving reasonable prior written notice and during normal business hours.
2.7
If this Agreement expires or is terminated for any reason in accordance with Article 4, Catalent shall, to the extent possible and as soon as reasonably feasible, cancel any purchase orders placed in relation to any equipment or costs incurred in connection with the infrastructure upgrade that Catalent agreed to implement as part of the Manufacturing Preparation under this Agreement. Catalent shall also use its reasonable efforts to minimize the costs incurred associated with any such equipment or infrastructure upgrade including mitigating any commitments towards its suppliers, and shall not enter into any applicable further purchasing commitments.
3.
PAYMENTS; LIMITATION OF LIABILITY
3.1
Catalent shall make all payments to any vendors and suppliers with respect to the Manufacturing Preparation (the total amount of such payments by Catalent, the “Catalent CAPEX Expenditures”). Catalent shall provide written reports to Palatin on a *** basis, by ***, reflecting up-to-date Catalent CAPEX Expenditures (each, a “CAPEX Report”), and Palatin shall have the right, upon giving reasonable prior written notice and during normal business hours, to review the actual costs and supporting documents with respect thereto.
3.2
Catalent shall reserve GMP space within the Facility for the period beginning *** and continuing throughout the Term of this Agreement. Palatin shall pay to Catalent the GMP Space Reservation Fee in *** installments. ***. The *** last installment ***. Catalent shall issue to Palatin an invoice for the first installment of the GMP Space Reservation Fee ***. Catalent shall issue to Palatin an invoice for each succeeding installment *** thereafter until the GMP Space Reservation Fee has been paid in full. Each payment shall be due *** after the date of the applicable invoice.
3.3
Palatin shall promptly notify Catalent if Palatin enters into a marketing and/or licensing agreement with a third party pursuant to which agreement such third party acquires the right to market, sell and have sold the Product (i) within North America (comprising at least the United States of America) or (ii) worldwide. Upon receiving such notice, ***. For the avoidance of doubt, neither this Agreement nor the Supply Agreement shall terminate upon such event.
3.4
In the event of a Change of Control of Palatin, then within *** after the actual effective date of such Change of Control, ***. For the avoidance of doubt, neither this Agreement nor the Supply Agreement shall terminate upon such event.
3.5
The limitation of liability of Catalent and Palatin under this Agreement shall be as set forth in Article 14 of the Supply Agreement.
4.
TERM AND TERMINATION
4.1
This Agreement shall come into force on the Effective Date and continue in full force and effect until completion of each party’s obligations hereunder or until such other date as the parties may mutually agree upon in writing (“Term”). In the case of Catalent, such obligations shall be completed upon such date as the Manufacturing Preparation has been built, installed and qualified.
4.2
Either party may terminate this Agreement immediately at any time by written notice to the other party if:
(a)
an event where the other party materially breaches a provision of this Agreement and fails or is unable to remedy such breach within *** of receipt of notice in writing specifying the breach and requiring it to be remedied; or
(b)
steps are taken by or against the other party for the appointment of a liquidator, an administrator, a receiver, administrative receiver, manager, interim receiver, trustee, trustee in bankruptcy, nominee or supervisor or the other party proposes or enters into an agreement or arrangement with its creditors generally or makes an assignment for the benefit of its creditors generally, or otherwise suffers or permits the taking of any steps for adjudicating it to be bankrupt or insolvent and any such process, if reasonably shown to be warranted, frivolous or vexatious, is not withdrawn, dismissed or discharges within ***, or any equivalent or similar action to the above in consequence of the insolvency of that party is taken in any jurisdiction and is not withdrawn, dismissed or discharged in the circumstances described above.

4.3
Palatin shall have the right to terminate this Agreement in whole or in part at its own convenience at any time upon *** prior written notice. In the event of such termination, within *** after the effective date of such termination Palatin shall pay to Catalent ***.
4.4
Termination of this Agreement shall be without prejudice to any claim or right of action of either party against the other party for any prior breach of this Agreement.
4.5
Upon termination of this Agreement by either party or expiration of this Agreement, each party shall return to the other party or such party’s designee (as such party shall in its sole discretion direct) any materials or documents that have been supplied by such party to the other party under this Agreement.
4.6
Any termination or expiry of the Supply Agreement shall be without prejudice to the validity of this Agreement or any claim or right of action of either party against the other party arising out of this Agreement.
5.
CONFIDENTIALITY
5.1
Neither party shall disclose to any third party nor use for any purpose outside of the scope of this Agreement any information which is not in the public domain (“Confidential Information”) and which was disclosed in connection with this Agreement by: (a) a party or any of its Affiliates; or (b) any unaffiliated third party at the request of a party ((a) and/or (b) the “Disclosing Party”). The party receiving the Confidential Information (the “Receiving Party”) may only provide the Disclosing Party’s Confidential Information to its and its Affiliates’ directors, officers, employees, advisors, and consultants (“Representatives”) who are informed of the confidential nature of the Confidential Information and who are bound by obligations of confidentiality and non-use no less restrictive than those contained herein and provided that the Receiving Party shall be responsible for any breach of this Agreement by its Representatives, which shall be considered a breach by the Receiving Party. The obligations of confidentiality and non-use shall expire for Confidential Information which:
(a)
is or becomes part of the public domain without a violation of this Agreement;
(b)
was already in the possession of the Receiving Party at the time of receipt from the Disclosing Party, as shown by documentary evidence; or
(c)
after the date of this Agreement is received by the Receiving Party, without a confidentiality obligation, from a third party whose direct or indirect source is not the Disclosing Party.
5.2
The Receiving Party may disclose the Disclosing Party’s Confidential Information to the extent required under applicable laws or by the rules of any stock exchange on which the securities of the Disclosing Party are listed in each case upon the reasonable advice of the Receiving Party’s legal counsel; provided, that prior to making any such legally required disclosure, the Receiving Party shall give the Disclosing Party as much prior notice of the requirement for and contents of such disclosure as is practicable under the circumstances and shall use reasonable efforts to limit the scope of any such disclosure and to obtain confidential treatment of all Confidential Information disclosed pursuant to such requirement. Any such disclosure, however, shall not relieve the Receiving Party of its confidentiality obligations as set forth in Section 5.1.

5.3
The obligations of confidentiality and non-use contained in this Section 5 will terminate *** after the expiry or termination of this Agreement, except with respect to trade secrets, for which the obligations of confidentiality and non-use contained in this Clause will continue for so long as such information remains a trade secret under applicable law.
5.4
Upon expiration or termination of this Agreement, the Receiving Party will (and will cause its Affiliates and its and their respective Representatives to) cease its use and, upon written request, within *** either return or destroy (and certify as to such destruction) all Confidential Information of the Disclosing Party, including any copies thereof, except for a single copy which may be retained for the sole purpose of ascertaining compliance with its obligations under this Agreement and any copies remaining on the Receiving Party’s standard computer back-up devices.
6.
DISPUTE RESOLUTION
6.1
Governing Law. This Agreement and the legal relations between the parties in connection herewith shall be governed by, and construed in accordance with, the laws of the State of New Jersey, USA, without regard to the conflict of law principles thereof. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.
6.2
Alternative Dispute Resolution. Any dispute that arises between the parties in connection with this Agreement shall first be presented to the senior executives of the parties for consideration and resolution. If such executives cannot reach a resolution of the dispute within a reasonable time, not to exceed thirty (30) days unless otherwise agreed by the parties in writing, then such dispute shall be submitted to arbitration by the International Institute for Conflict Prevention and Resolution, 575 Lexington Avenue, 21st Floor, New York, NY  10022 (“CPR”) by one arbitrator mutually agreed upon by the Parties. If no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the CPR, then the CPR will choose one arbitrator having reasonable experience in commercial transactions of the type provided for in this Agreement. The arbitration shall take place in the English language in New York City, New York, in accordance with the CPR administered arbitration rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. Unless otherwise agreed to by the parties in writing, the arbitration shall commence within sixty (60) days of the date on which a written demand for arbitration is filed. The arbitrator’s decision shall set forth a reasoned basis for any award of damages or finding of liability. The arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages.
6.3
Remedy for Breach. The parties understand and agree that monetary damages may not be sufficient remedy for breach of this Agreement and that the injured party will be entitled to seek equitable relief, including injunction and specific performance, for any such breach.
7.
MISCELLANEOUS
7.1
Relationship of the Parties. For the purposes of this Agreement, each party shall be an independent contractor and not an agent or employee of the other party. Neither party shall have authority or power to make any statements, representations or commitments of any kind, or to take any action which is binding on the other party, unless expressly so authorized to do so by an instrument in writing signed by authorized representatives of such other party.
7.2
Notices. All notices and other communications hereunder shall be in writing and shall be deemed given: (a) when delivered personally or by hand; (b) when delivered by facsimile transmission (receipt verified); (c) when received or refused, if sent by registered or certified or recorded post (return receipt requested), postage prepaid; or (d) when delivered by courier service; in each case, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

Catalent
Catalent Belgium S.A.
Rue Font. St. Landry
10 Parc Mercator B-1120
Neder over Heembeek
Belgium
Attn: General Manager
Fax: 32-2-788-39-59

With a copy to:
Catalent Pharma Solutions
14 Schoolhouse Road
Somerset, NJ 08873
USA
Attn: General Counsel (Legal Department)
Email : GenCouns@catalent.com

Palatin Technologies, Inc.
4-B Cedar Brook Drive
Cranbury, New Jersey 08512
U.S.A.
Attn: Chief Financial Officer
Fax: (609) 495-2202

With a copy to:
Thompson Hine LLP
335 Madison Avenue, 12th Floor
New York, New York 10017 USA
Attn: Faith Charles, Esq.
Facsimile: (212) 344-6101

7.3
Annexes. All Annexes (and any amendments to such Annexes) and their enclosures form an integral part of this Agreement and are incorporated herein by reference. This Agreement shall govern if there is any conflict between the terms of such Annexes and the terms of this Agreement.
7.4
Entire Agreement. This Agreement (including the Annexes hereto) and the Supply Agreement constitute the entire agreement between the parties related to the subject matter covered by this Agreement, shall supersede and prevail over any other prior or contemporaneous arrangements regarding this subject matter, whether written or oral, including without limitation the Binding Terms (as defined in the Recitals hereto), and is binding upon the parties hereto and their successors and permitted assigns. For the avoidance of doubt, this Agreement does not supersede any existing generally applicable confidentiality agreement between the parties as it relates to time periods prior to the date hereof or to business dealings not covered by this Agreement. No term of this Agreement may be amended except upon written agreement of both parties, unless otherwise expressly provided in this Agreement.
7.5
Assignment. Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party; provided, however, that either party may, without the other party’s consent, assign this Agreement in its entirety to an Affiliate or to a successor to substantially all of the business or assets of the assigning party or the assigning party’s business unit responsible for performance under this Agreement.
7.6
Severability. If any term of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining terms of this Agreement will continue in full force and effect.

7.7
No Waiver. In no event shall any delay, failure or omission (in whole or in part) in enforcing, exercising or pursuing any right, power, privilege, claim or remedy conferred by or arising under this Agreement or by law, be deemed to be or construed as a waiver of that or any other right, power, privilege, claim or remedy in respect of the circumstances in question, or operate so as to bar the enforcement of that, or any other right, power, privilege, claim or remedy, in any other instance at any time or times subsequently.
7.8
Counterparts. This Agreement (and any Annexes and amendments hereto) may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by fax or e-mail in an image format (e.g., .pdf file) shall be as effective as delivery of a manually executed counterpart of this Agreement.
(signature page follows)

The parties have caused their respective duly authorized representatives to execute this Agreement effective as of the Effective Date.

Palatin Technologies, Inc.	Catalent Belgium S.A.
/s/ Stephen T. Wills	/s/ Eric Kummer
Name: Stephen T. Wills	Name: Eric Kummer
Title: CFO/COO	Title: General Manager
Date: June 20, 2016	Date: June 14, 2016

ANNEX 1
MANUFACTURING PREPARATION PLAN
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INITIAL COST OVERVIEW FOR THE MANUFACTURING PREPARATION
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